UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

DECEMBER 23, 2005
Date of Report (Date of earliest event reported)

GENEMAX CORP.

(Exact name of registrant as specified in its charter)

Nevada	0-2739	88-0277072
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 400, 1681 Chestnut Street Vancouver, British Columbia, Canada	V6J 4M6
(Address of principal executive offices)	(Zip Code)

604.331.0400
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 - OTHER EVENTS

Item 8.01        Other events

Effective on December 23, 2005, the Board of Directors of GeneMax Corp. (the "Company") confirms that, in accordance with the terms and conditions of a certain "Letter of Intent" "(LOI"), as entered among each of The University of British Columbia ("UBC") and GeneMax Corp.'s predecessor and subsidiary companies, GeneMax Pharmaceuticals Inc. ("GeneMax") and GeneMax Pharmaceuticals Canada Inc. ("GPCanada"; and collectively with GeneMax Corp., the "Company" herein), the parties thereto have reached an understanding pursuant to which all existing financial claims by UBC (collectively, the "UBC Financial Claims") as against GeneMax and GPCanada under each of those certain "License Agreement" among UBC, GeneMax and Dr. Wilfred A. Jefferies dated March 6, 2000, as amended February 28, 2003 ("License Agreement #1"), and "License Agreement" between UBC and GeneMax dated February 16, 2004 ("License Agreement #2" and, collectively, the "License Agreements"), and under that certain "Collaborative Research Agreement" between UBC and GPCanada dated May 6, 2005 (the "CRA"), could be satisfied (the "Settlement") in consideration of UBC providing GeneMax Corp. with the consequent right to acquire, outright, by way of assignment (the "Option to Purchase"), all of UBC's right title and interest in the technologies licensed to GeneMax under the terms of the License Agreements, including the "Technology" as that term is defined in the License Agreements and all "Improvements" made prior to the date of execution of any definitive agreement (the "Definitive Agreement") in furtherance of the LOI (collectively, the "Technology" thereunder).

Subject to the final terms and conditions of the Definitive Agreement which is intended to replace the LOI, in order to keep the right and Option to Purchase the Technology granted to the Company by UBC in respect of the Technology in good standing and in force and effect; and in order to maintain the Settlement of all UBC Financial Claims consequent therein; the Company is obligated to provide the following cash payments (each a "Purchase Price Payment") and to maintain the current status of UBC's existing patent and patent pending applications respecting the Technology (the "Purchase Price Patent Obligations"); (the Purchase Price Payments and the Purchase Price Patent Obligations being, collectively, the "Purchase Price") to UBC in the following manner:

(a)

Purchase Price Payments: pay to the order and direction of UBC the following Purchase Price Payments in the aggregate amount of Cdn. $556,532.88 (which also equate to the present UBC Financial Claims) prior to December 31, 2006 (the end of the "Option Period" thereunder), and in due complete satisfaction of the settlement of the UBC Financial Claims, in the following manner:

(i)

an initial Purchase Price Payment of Cdn. $50,000.00 on or before 5:00 p.m. (Vancouver, B.C., time) on the execution of the LOI by UBC (the "Effective Date"); which payment has now been made by the Company; and

2.

	(ii)	further Purchase Price Payments of:
		(A)	Cdn. $300,000.00 on or before 5:00 p.m. (Vancouver, B.C., time) on March 31, 2006; and
(B)

Cdn. $206,532.88 (plus and any other costs or expenses which may be due and owing by GeneMax to UBC under the License Agreements and the CRA as at the Effective Date which, in the aggregate, shall not exceed Cdn. $10,000) on or before 5:00 p.m. (Vancouver, B.C., time) on December 31, 2006; with the understanding that, should the Company complete an aggregate of Cdn. $2,000,000.00 in private and/or public debt and/or equity financing from the Effective Date and during the Option Period, said final Purchase Price Payment balance of Cdn. $206,532.88 (plus and any other costs or expenses which may be due and owing by the Company to UBC under the License Agreements and the CRA as at the Effective Date which, in the aggregate, shall not exceed Cdn. $10,000) shall become immediately due and payable to UBC by the Company within five calendar days of the Company attaining such aggregate financing; and

(b)

Purchase Price Patent Obligations: the Company will immediately assume on the Effective Date responsibility for the management, maintenance and prosecution of all patents and patent applications filed in connection with the Technology (the "Patents") and including, without limitation, the obligation to instruct patent counsel with respect to such Patents and to pay for, and continue to pay for during the Option Period, all costs associated with the management, maintenance and prosecution of the Patents until the due and complete exercise of the Option to Purchase.

Subject to the final terms and conditions of the proposed Definitive Agreement, if any, if the Option to Purchase is terminated then the Company shall have no right, entitlement or interest, legally or equitably, in and to any of the Technology, and the Purchase Price Payment(s) theretofore made to UBC by the Company shall be non-refundable. In addition, and to the extent that any portion of the UBC Financial Claims under the Settlement have not otherwise been contributed to through any Purchase Price Payment(s) having been made, upon any such termination the Company shall continue to be obligated to UBC for the balance of any such then unsatisfied UBC Financial Claims with interest then accruing thereon at the rate 10% per annum and compounded semi-annually while any portion of the UBC Financial Claims remain outstanding.

From the Effective Date and for a period of 30 calendar days thereafter (the "Due Diligence Period) the Company may now conduct due diligence investigations in respect of the Technology and, during such due diligence investigations, the Company and UBC have agreed to negotiate in good faith to complete and execute a Definitive Agreement

3.

and related documentation setting out in detail the terms and conditions of the Option to Purchase, Settlement and contemplated assignment of the Technology arising therefrom. The Definitive Agreement is expected to incorporate the terms and conditions set out in the LOI together with all other terms and conditions as the parties or their legal advisors consider necessary or desirable, including standard representations, warranties and covenants, indemnities from the Company relating to such representations, warrants and covenants, and conditions to closing. As an inducement to the Company to proceed with the due diligence investigations and the Purchase Price Payments described above and to proceed with the preparation of a Definitive Agreement, UBC has agreed that, during the Due Diligence Period, it will deal exclusively and in confidence with the Company in respect of the matters set out in the LOI and to take no action, directly or indirectly, which would impair the ability of UBC to complete the transactions contemplated thereby.

Investors are cautioned that, except as disclosed in subsequent filings to be prepared by the Company in connection with the transactions comprising the Company's LOI, any information released or received with respect to the LOI may not be accurate or complete and should not be relied upon. Trading in the securities of the Company should be considered highly speculative. No exchange, over-the-counter market or regulatory authority has in any way passed upon the merits of the LOI and has neither approved nor disapproved the contents of this Current Report.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01        Financial Statements and Exhibits.

(a)       Financial Statements of Business Acquired.

Not applicable.

(b)       Pro forma Financial Information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits.

Not applicable.

4.

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
GENEMAX CORP.
DATE: December 30, 2005	By: /s/ Aris Morfopoulos ______________________________________ Aris Morfopoulos President, CEO and a Director

__________

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